As filed with the Securities and Exchange Commission on January 24, 2007
Registration No. 333-132760

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arena Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	73-1596109
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4920 South Lewis Avenue, Suite 107, Tulsa, Oklahoma 74105
(Address of principal executive offices)

Arena Resources, Inc. Stock Option Plan
(Full title of the plan)

Kenneth E. Dornblaser
Johnson, Jones, Dornblaser, Coffman & Shorb
2200 Bank of America Center
15 W. Sixth Street
Tulsa, Oklahoma 74119
(Name and address of agent for service)

(918) 584-6644
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.001 par value	190,000 shares (2)	$4.00	$760,000.00	$30.70
_________________

(1)     Estimated solely for the purpose of calculating the amount of registration fee, in accordance with Rule 457(h) of the Securities Act of 1933, on the basis of the weighted average exercise price of $4.00.

(2)     The 190,000 shares of common stock being registered represent the shares underlying certain of the options granted in April of 2003 and June of 2005 that are currently exercisable. The plan provides for a total of 2,500,000 shares underlying options that may be granted; 200,000 shares underlying options were registered previously; the remaining 2,110,000 shares are not being registered at this time.

INCORPORATION BY REFERENCE

               In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Arena Resources, Inc. (the “Company”) under Registration Number 333-132760 with respect to the securities offered pursuant to the Company’s Stock Option Plan, as amended (the “Plan”), are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto.

Exhibit Index

Number	Document Description	Page

4	Arena Resources, Inc. Stock Option Plan, as amended	4

5	Opinion of Johnson, Jones, Dornblaser, Coffman & Shorb, P.C.	10

23.1	Consent of Hansen, Barnett & Maxwell, certified public accountants.	12

23.2	Consent of Lee Keeling and Associates, Inc., Independent Petroleum Engineers.	13

23.3	Consent of Johnson, Jones, Dornblaser, Coffman & Shorb, P.C. (contained in Exhibit 5).	10

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 24, 2007.

Arena Resources, Inc.
(Registrant)

By:	/s/ Lloyd T. Rochford

Lloyd T. Rochford, President

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lloyd T. Rochford	President and Chief Executive	January 24, 2007
Officer and Director (Principal
Lloyd T. Rochford	Executive Officer)

/s/ William R. Broaddrick	Chief Financial Officer (Principal	January 24, 2007
Financial Officer and
William R. Broaddrick	Principal Accounting Officer)

/s/ Stanley M. McCabe	Director	January 24, 2007

Stanley M. McCabe

/s/ Charles M. Crawford	Director	January 24, 2007

Charles M. Crawford

/s/ Clayton E. Woodrum	Director	January 24, 2007

Clayton E. Woodrum

/s/ Anthony B. Petrelli	Director	January 24, 2007

Anthony B. Petrelli